Exhibit 10.50
*** Text Omitted and Filed Separately
Pursuant to a Confidential Treatment Request
under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2(b)(1)
SECOND AMENDMENT TO
DEVELOPMENT AND OEM SUPPLY AGREEMENT
     THIS SECOND AMENDMENT (the “Second Amendment”) to the Development and OEM Supply Agreement entered into effective on July 26, 2005 and the First Amendment thereto entered into effective on August 3, 2006 (hereinafter collectively referred to as the “Agreement”) is hereby made and entered into as of the last signature date below (the “Second Amendment Date”), by and among Dot Hill Systems Corp., a Delaware corporation, having its principal place of business at 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008, and Dot Hill Systems B.V., a Netherlands corporation, having its principal place of business at Marssteden 94, 7547 TD Enschede, the Netherlands (hereinafter jointly referred to as “Dot Hill”); and Network Appliance, Inc., a Delaware corporation, having its principal place of business at 495 East Java Drive, Sunnyvale, California 94089, and Network Appliance Holding and Manufacturing, B.V., a Netherlands corporation formerly known as Network Appliance B.V., having its principal place of business at Vision Plaza East, Boeing Avenue 300, 1119 PZ Schiphol-RIJK, the Netherlands (hereinafter jointly referred to as “NetApp”). Dot Hill and NetApp may individually be referred to as a “party” and collectively as the “parties” in this Second Amendment.
BACKGROUND:
     WHEREAS, Dot Hill desires to make available to NetApp under the Agreement certain additional products that are currently known as [...***...] and NetApp intends to acquire from Dot Hill such [...***...] products under the Agreement;
     WHEREAS, Dot Hill and NetApp desire to set forth their agreement as to the application of the base terms and conditions of the Agreement, together with certain exhibits made thereto, to such [...***...] products, as set forth below in this Second Amendment;
     WHEREAS, Dot Hill and NetApp desire to modify certain requirements obligations which will apply to NetApp’s purchase of certain SAS-based, SATA-based and other products, as set forth below in this Second Amendment; and
     WHEREAS, Dot Hill and NetApp also desire to modify and replace or supplement certain existing provisions and exhibits to the Agreement, as set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Dot Hill and NetApp, Dot Hill and NetApp hereby agree to amend and do amend the Agreement, as follows:
SECOND AMENDMENT:
     1. Application of Existing Provisions. For purpose of the Agreement, including this Second Amendment, the Shasta, [...***...] products shall
Dot Hill and NetApp Confidential
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be defined as set forth in Exhibit B, Rev. 7. Dot Hill and NetApp hereby agree that the base terms and conditions of the Agreement, together with the provisions contained in the following exhibits thereto, shall apply to the Shasta, [...***...] products. Notwithstanding the foregoing, the provisions in Exhibit P, Rev. 1, shall apply only to those Shasta, [...***...] Products that are made by [...***...] and which are provided by Dot Hill to NetApp under the Agreement:

Description of Exhibits	Exhibit Letters
Dot Hill Quality Requirements	Exhibit E, Rev. 1
NetApp Customer Support Requirements	Exhibit G, Rev. 1
Mutual Non-Disclosure Agreement	Exhibit I
NetApp Workmanship Standards	Exhibit K
Manufacturing Test Requirements	Exhibit L
On-Site Support Requirements	Exhibit M
List of NetApp Other Technology	Exhibit O
Business Continuity Plan	Exhibit P, Rev. 1
     2. Modified Exhibits. Dot Hill and NetApp hereby agree that the exhibits attached hereto and described in the column “Replacement Exhibits” in the table below shall replace in their entirety their applicable corresponding exhibits described in the column “Existing Exhibits” in the table below. The provisions in the Replacement Exhibits in the table below shall apply to the Shasta, [...***...] products.

Description of Exhibit	Existing Exhibits	Replacement Exhibits
Product Price and Bill of Materials Breakdown	Exhibit B, Rev. 6.2	Exhibit B, Rev. 7 (as may be updated pursuant to Section 6.5 of the base Agreement)
Product Forecast	Exhibit D, Rev. 1	Exhibit D, Rev. 2 (as may be updated pursuant to Section 6.5 of the base Agreement)
Order Replenishment and Logistics Requirements	Exhibit F, Rev. 1	Exhibit F, Rev. 2
NetApp Designated Technology	Exhibit N, Rev. 1	Exhibit N, Rev. 2
Requirements Obligations	Exhibit J	Exhibit J, Rev. 1
[...***...] Plan	Exhibit H and Exhibit H-1	Exhibit H, Rev. 1
Dot Hill and NetApp Confidential
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     3. Supplementary Exhibits. Dot Hill and NetApp hereby agree that the exhibits attached hereto and described in the column “Added Exhibits” in the table below shall supplement their applicable corresponding exhibits described in the column “Existing Exhibits” in the table below. The provisions contained in the Added Exhibits below shall apply only to the [...***...] products and not to any other products that may be provided by Dot Hill under the Agreement.

Description of Exhibit	Existing Exhibits	Added Exhibits
Engineering Specifications	Exhibit A	Exhibit A-1
Statement of Work and Acceptance Criteria	Exhibit C and Exhibit C-1	Exhibit C-2
Dot Hill and NetApp will add to the Agreement as a supplementary exhibit a business continuity plan(s) mutually acceptable to the Parties for the manufacture of Products by [...***...] once such plan(s) are agreed to by Dot Hill and NetApp. This plan will include information for sub-tier suppliers providing components to be used by [...***...] to produce Products for sale to Dot Hill and supply by Dot Hill to NetApp and NetApp DCMs.
     4. Updated References. Dot Hill and NetApp hereby agree that each applicable reference to an exhibit that is contained in the base terms and conditions of the Agreement and which is described in the applicable row of the middle column of the table below shall be updated to its corresponding reference in such row that is set forth in the far right hand column of the table below.

Description	Original References	Updated References
Engineering Specifications	Exhibit A	Exhibit A and Exhibit A-1
Product Price and Bill of Materials Breakdown	Exhibit B	Exhibit B, Rev. 7
Statement of Work and Acceptance Criteria	Exhibit C	Exhibit C, Exhibit C-1 and Exhibit C-2
Product Forecast	Exhibit D	Exhibit D, Rev. 2
Dot Hill Quality Requirements	Exhibit E	Exhibit E, Rev. 1
Order Replenishment and Logistics Requirements	Exhibit F	Exhibit F, Rev. 2
NetApp Customer Support Requirements	Exhibit G	Exhibit G, Rev. 1
[...***...] Plan	Exhibit H	Exhibit H, Rev. 1
Requirements Obligations	Exhibit J	Exhibit J, Rev. 1
NetApp Designated Technology	Exhibit N	Exhibit N, Rev. 2
Business Continuance Plan	Exhibit P	Exhibit P, Rev. 1
Dot Hill and NetApp Confidential
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     5. Exhibits. Dot Hill and NetApp hereby agree to add the following paragraph to the end of Section 3, Exhibits, of the base terms and conditions of the Agreement:
               “Additional exhibits, or revisions to existing exhibits, may be made and incorporated into the Agreement by Dot Hill and NetApp upon their mutual written agreement. Any additional exhibit that covers substantially similar subject matter within an existing exhibit for a new product shall be labeled in sequential order by using the same letter number of an existing exhibit, but adding a numerical reference to such new additional exhibit, e.g., Exhibit A-1, Exhibit A-2, etc. A revised exhibit shall retain its original letter number, but such revised exhibit shall be labeled with a new revision number, e.g., Exhibit B, Rev. 1, Exhibit B, Rev. 2, etc. A revised exhibit that has been agreed to by the parties shall supersede in its entirety the prior then-existing exhibit that contains the same or substantially similar subject matter. Notwithstanding anything to the contrary, the provisions contained within Exhibit P, Rev. 1, shall apply only to those Products that are made by Solectron Corporation and/or any of its affiliates (and/or [...***...] and/or its affiliates, as a potential successor-in-interest to Solectron Corporation and its affiliates) in their role as a Dot Hill DCM and which are provided by Dot Hill to NetApp under the Agreement. An Exhibit P-1 and/or Exhibit P-2 which will apply to those Products that are made by [...***...], respectively, will be prepared and added to this Agreement by the parties.
     6. Term of Agreement. Dot Hill and NetApp hereby agree to delete in its entirety Section 4, TERM OF THIS AGREEMENT, of the base terms and conditions of the Agreement and to replace it with the following:
     “4. TERM OF AGREEMENT
     The initial term of this Agreement shall begin on July 26, 2005 (the “Effective Date”) and, unless terminated earlier in accordance with Section 20.3 or 20.4 of this Agreement, end on March 31, 2011. The term of this Agreement will automatically renew after March 31, 2011 for one or more twelve (12)-month periods following the initial term unless either party informs the other in writing of its intent not to renew the Agreement, at least [...***...] All sales of Products made by Dot Hill to NetApp prior to July 26, 2005 shall be governed by this Agreement.”
     7. Modified Definitions
          a. Dot Hill Designated Contract Manufacturer. Dot Hill and NetApp hereby agree to delete the last sentence of Section 5.3, Dot Hill Designated Contract Manufacturer, of the base terms and conditions of the Agreement and replace it with the following sentence:
Dot Hill and NetApp Confidential
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          “For the purpose of the construction and interpretation of this Agreement, NetApp hereby expressly approves of the following entities as Dot Hill Designated Contract Manufacturers: (i) Solectron Corporation and/or its affiliates (and/or [...***...]and/or its affiliates, as a potential successor-in-interest to Solectron Corporation and its affiliates), [...***...].”
          b. Trigger Event. Dot Hill and NetApp hereby agree to remove in its entirety the provisions of Subsection 5.35(iv) (i.e., the expiration of the Initial Purchase Period for Products) of the definition of Trigger Event that is contained within the base terms and conditions of the Agreement.
     8. Final Product Acceptance. Dot Hill and NetApp hereby agree to add the following to Section 7, Final Product Acceptance:
          “As of the date of execution of the Second Amendment to the Agreement, NetApp hereby acknowledges and agrees that it has provided Final Product Acceptance to Dot Hill for all Products that are listed on Exhibit B, Rev. 7, as of such date. NetApp acknowledges and agrees that it will not make any claims or seek any remedies against Dot Hill with respect to Dot Hill’s failure occurring prior to the date of execution of the Second Amendment to the Agreement to meet any dates or milestones that occur prior to the date of execution of this Second Amendment to the Agreement based on the performance of Dot Hill’s responsibilities under Exhibit C, Exhibit C-1 and Exhibit C-2 for any Product listed in Exhibit B, Rev 7 (each, a “Failure”). NetApp hereby releases Dot Hill from any claim based on any such Failure in Exhibit C, Exhibit C-1 and Exhibit C-2. NetApp also waives, with respect to such claims that could be raised to the extent based on any such Failure, any rights and benefits conferred upon it by virtue of Section 1542 of the California Civil Code which states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. NetApp further agrees not to make any claim that any Trigger Event occurred based on any such Failure, whether the existence of such Trigger Event is now known or unknown.”
     9. [...***...]. Dot Hill and NetApp hereby agree to delete in its entirety Section 10.2 of the base terms and conditions of the Agreement relating to meet and confer obligations for [...***...].
     10. Cost Reductions. Dot Hill and NetApp hereby agree to delete in its entirety Section 12.4 of the base terms and conditions of the Agreement and to replace it with the following:
          “12.4 Cost Reductions
     (a) Dot Hill shall [...***...]
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[...***...] pricing negotiated by NetApp under a NetApp purchasing arrangement [...***...] that implement such cost reductions [...***...]. NetApp hereby authorizes and permits Dot Hill and Dot Hill DCMs to purchase [...***...] at NetApp’s contracted price and purchasing arrangement for NetApp and/or non-NetApp products. In exchange for such authorization and permission to purchase [...***...] for non-NetApp products, Dot Hill [...***...] for use in Products to be supplied to NetApp under this Agreement if Dot Hill chooses to exercise such authorization and permission.
     (b) All cost reductions to the Product units sold by Dot Hill to NetApp under the Agreement which occur as the sole result of NetApp’s efforts to reduce actual Solectron-incurred overhead costs, shall [...***...] for Product units sold by Dot Hill to NetApp under this Agreement [...***...]; provided, however, that such costs reductions arise solely as a result of NetApp’s meetings with Solectron Corporation occurring no more than [...***...] after the first date of engagement, between NetApp and Solectron, but ending in no event any later than [...***...] to accomplish the potential cost reductions previously described. NetApp will advise Dot Hill immediately of the outcome of these meetings with [...***...] and provide documented evidence of all cost reductions obtained or to be obtained by no later than [...***...] and if NetApp fails to do so then, notwithstanding the preceding sentence, Dot Hill shall [...***...] pursuant to the provisions of this Section 12.4(b).
     (c) Excluding any cost savings obtained through the benefit of the cost reductions set forth in Section 12.4(a) and/or 12.4(b) of this Agreement which will be governed solely by such sections, Dot Hill shall [...***...] (the “Margin Threshold”). The benefit of any royalties required to be paid by NetApp to Dot Hill for use of Dot Hill Technology and/or Dot Hill IPR shall not be considered when calculating the Margin Threshold.
     (d) Once the Margin Threshold is reached, Dot Hill will [...***...]. In calculating such [...***...], any cost savings obtained for any Product units which are based upon the application of Sections 12.4(a) and/or 12.4(b) of this Agreement shall not apply to this calculation. For the purpose of the interpretation and construction of this Section 12.4(d) the term “identified” as used herein means a party has performed a substantial part of work necessary to drive the implementation of a cost reduction. The mere issuance of an approval by a party to a proposed cost reduction, or the provision by a party of minor
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suggestions for potential achievement of a proposed cost reduction, shall not result in a cost reduction being “identified” by that party.
          (e) NetApp shall purchase then-existing units of Product (or components) that do not contain incremental / additive cost reductions prior to its purchase of units containing incremental / additive cost reductions.
     (f) Neither NetApp nor any of its Affiliates shall enter into any agreement or other arrangement with a Dot Hill DCM in order to circumvent the ability of Dot Hill to obtain the benefits of any cost reductions available under this Section 12.4 including, without limitation, any agreement or other arrangement with a Dot Hill DCM to pay or otherwise provide directly to NetApp or any of its Affiliates any rebates or financial remuneration for units of Products sold by Dot Hill. This Subsection 12.4(f) shall not, however, preclude a Dot Hill DCM from providing directly to NetApp the benefit of those cost reductions, including any [...***...], that Dot Hill is contractually obligated to provide a [...***...] to NetApp under this Agreement provided, however, that: (i) NetApp disclose promptly in writing to Dot Hill whether there may be a benefit of cost reductions flowing to NetApp as a result thereof, (ii) to the best of NetApp’s knowledge, any agreement or other arrangement entered into by NetApp with a Dot Hill DCM to provide directly to NetApp the benefits of such cost reductions will not result in any increase in the costs to Dot Hill of any products or services procured or to be procured from such Dot Hill DCM, and (iii) Dot Hill shall not be responsible for any costs or expenses incurred by NetApp or the Dot Hill DCM to establish or maintain any agreement or other arrangement with NetApp under which NetApp may receive the benefits of such cost reductions.”
     11. Termination Rights
          a. Dot Hill and NetApp hereby agree to delete Section 20.3 of the base terms and conditions of the Agreement and to replace it with the following:
               “20.3    A party will have the right to terminate this Agreement in the event the other party materially breaches any material provision of this Agreement and fails to correct such breach within [...***...] after receiving written notice thereof. Any such notice shall specify with particularity such breach and the fact that the Agreement may be terminated if such breach remains uncured. If this notice has been sent and such breach in such notice remains uncured, then this Agreement can be terminated by the party that provided such notice through its submission of a separate written letter of termination to the other party, which termination will become effective on the date specified in such separate written letter of termination.”
          b. Dot Hill and NetApp hereby agree to delete Section 20.4 of the base terms and conditions of the Agreement and to replace it with the following:
               “20.4    A party shall have the right to terminate without cause this Agreement at any time after [...***...] provided, however, that it has given the other party at least [...***...] prior written notice of its intent to terminate this Agreement. Neither party shall be responsible to the other for costs or
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damages to the extent resulting solely from the termination of this Agreement in accordance with and under this Section 20.4.”
     12. Survival. Dot Hill and NetApp hereby agree to add the following sentence to the end of Section 30, Survival, of the base terms and conditions of the Agreement:
          “Additionally, each party’s other rights and obligations contained in the base terms and conditions of this Agreement, together with any Exhibits to this Agreement, which by their nature would continue beyond the expiration or earlier termination of this Agreement shall survive such expiration or earlier termination. Notwithstanding anything to the contrary, all license rights granted by Dot Hill in this Agreement to any Dot Hill Technology shall not survive any termination of this Agreement in the scenario where such termination arises or results from NetApp’s material breach of any material provision of this Agreement.”
     13. Miscellaneous. The modifications made above to the Agreement, including the addition of certain new exhibits and the making of edits to certain exhibits to the Agreement, which have been included in this Second Amendment shall have prospective force and effect on and after the Second Amendment Date, and shall not retroactively affect any rights or obligations of the parties under the Agreement. This Second Amendment may be executed in counterparts by the authorized representatives of the parties, each of which shall be deemed an original and all of which together shall form and constitute a single instrument. Each party acknowledges and agrees that such executed counterparts of this Second Amendment may be delivered by a party to the other party electronically through the use of pdf files or by facsimile transmission. Except as specifically modified or supplemented by or through this Second Amendment, all other terms and conditions of the Agreement, including the provisions in any existing exhibits to the Agreement, shall remain in full force and effect between the parties and be unaffected thereby.
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Dot Hill and NetApp Confidential

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     IN WITNESS WHEREOF, the parties through their duly authorized representatives have executed this Second Amendment to become effective as of the last signature date set forth below.

DOT HILL SYSTEMS CORP.

By:	/s/ Dana W. Kammersgard

Printed Name: Dana W. Kammersgard

Title:	President

Date:	10/1/07

DOT HILL SYSTEMS B.V.

By:	/s/ Hanif I. Jamal

Printed Name: Hanif I. Jamal

Title:	Chief Financial Officer

Date:	10/1/07

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Dot Hill and NetApp Confidential

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NETWORK APPLIANCE, INC.

By:	/s/ Michael W. Wais

Printed Name: Michael W. Wais

Title:	Vice President, Supply Chain Management

Date:	Oct 1, 2007

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Dot Hill and NetApp Confidential

10.

NETWORK APPLIANCE HOLDING AND MANUFACTURING, B.V.

By:	/s/ Volker Weisshaar

Printed Name:	Volker Weisshaar

Title:	Director Legal EMEA

Date:	October 1, 2007

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EXHIBIT A-1
Engineering Specifications
[...***...]
*** Confidential Treatment Requested

EXHIBIT B, REV. 7
Product Price and Bill of Materials Breakdown
[...***...]
*** Confidential Treatment Requested

EXHIBIT B, REV. 7
Attachment 1
[...***...]
*** Confidential Treatment Requested

EXHIBIT B, REV. 7
Attachment 2
[...***...]
*** Confidential Treatment Requested

EXHIBIT C-2
Statement of Work and Acceptance Criteria
[...***...]
*** Confidential Treatment Requested

EXHIBIT D, REV. 2
Product Forecast
[...***...]
*** Confidential Treatment Requested

Exhibit F, Rev. 2
Order Replenishment and Logistics Requirements
1	PURCHASE OF PRODUCTS, FORECASTS AND LEAD-TIMES

1.1	Overview. In accordance with the terms and subject to the conditions set forth in this Agreement, Dot Hill agrees to sell the Products to NetApp and NetApp agrees to buy Products from Dot Hill. It is expressly understood that, [...***...], NetApp has no obligation to purchase any Products, or any minimum number of Products, hereunder. This provision shall, however, not limit, diminish or affect any obligations that NetApp has to Dot Hill under [...***...] or Sections 1.13, 1.14 and 1.15 of this Exhibit F, Rev. 2.

1.2	Supply Constraint and Allocation. If Dot Hill becomes aware of a potential supply constraint of Product to NetApp, Dot Hill will notify promptly NetApp of such potential supply constraint and the parties will work together in good faith to attempt to resolve such matter.

In the event that the supply of a Product to NetApp under this Agreement becomes constrained and Dot Hill cannot meet NetApp’s forecasted requirements for such Product during the period of the supply constraint, Dot Hill shall provide NetApp during this period with [...***...], or (ii) [...***...].

For the purpose of interpretation of the immediately preceding sentence, any units of Product that a Dot Hill DCM (a) [...***...] and (b) [...***...]. Dot Hill represents to NetApp that as of the Effective Date of this Agreement, [...***...], Dot Hill will notify promptly NetApp of any [...***...].
*** Confidential Treatment Requested

1.3	[...***...]. Upon the mutual written agreement of Dot Hill and NetApp, Dot Hill shall provide to NetApp, starting on an agreed date following NetApp’s First Customer Shipment, [...***...] which has been mutually agreed to by the parties, to allow for the following conditions:
a [...***...] to be delivered within [...***...] of a NetApp request occurring no earlier than [...***...] after the date of any previous NetApp [...***...];
a [...***...] to be delivered within [...***...] of a NetApp request occurring no earlier than [...***...] after the date of any previous NetApp [...***...]; and
a [...***...] to be delivered within [...***...] of a NetApp request occurring no earlier than [...***...] after the date of any previous NetApp [...***...].
Additionally, upon the mutual written agreement of Dot Hill and NetApp, the [...***...] and [...***...] may, from time to time and at any time, be revised or modified based on anticipated demand for Products that NetApp plans to purchase from Dot Hill under this Agreement.

If Dot Hill is unable to achieve any such [...***...] due to a Force Majeure Event or the failure by any vendor or supplier operating under any NetApp supply arrangement to deliver on a timely and sufficient basis to Dot Hill any drives or components which NetApp requires for incorporation into Products that are to be made and sold by Dot Hill to NetApp, then Dot Hill’s [...***...].

1.4	[...***...] In the event that NetApp desires to [...***...] Products covered under Purchase Orders, then NetApp shall inform Dot Hill immediately in writing of its desires and provide accurate and complete information to Dot Hill of its [...***...]. In the event of any [...***...], then Dot Hill shall undertake some or all of the following mutually agreed actions for the affected Products:
     (i) except as otherwise provided in Section 1.13, [...***...];
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     (ii) [...***...];
     (iii) promptly [...***...];
     (iv) discontinue any [...***...] provided, however, that NetApp [...***...];
     (v) notify Dot Hill’s DCM and its suppliers to [...***...], and use best efforts to have Dot Hill’s DCM [...***...];
     (vi) use commercially reasonable efforts to have Dot Hill’s DCM attempt to [...***...];
     (vii) at NetApp’s written request and with the assistance of NetApp, use commercially reasonable efforts to [...***...];
     (viii) perform or have performed a [...***...], and supply to NetApp reasonably requested documentation of such [...***...] after completion thereof.
Notwithstanding anything to the contrary, Dot Hill shall not be required to continue any of the activities described above beyond a period of [...***...] after the date on which a [...***...] occurs.
1.5	Forecasts. NetApp shall submit forecasts to Dot Hill [...***...], and more frequently on an as-needed basis. These forecasts will provide visibility into NetApp’s forecasted supply demand for Products for [...***...], with updates made to such forecasts [...***...]. Within [...***...] after receipt of the forecast, Dot Hill shall provide NetApp with an acknowledgement of the forecast (“Supply Availability”) for the requested quantity of the Products in the forecast or propose a revised quantity or schedule for supply of the Products. If a revised quantity or schedule is proposed by Dot Hill, the parties shall confer in good faith and attempt in good faith to agree upon a final Supply Availability for each applicable [...***...].

1.6	Submittal of Purchase Orders. NetApp shall initiate purchases of Products by submitting to Dot Hill [...***...] blanket Purchase Orders via e-mail to a designated Dot Hill email address based upon the mutually agreed forecast.
*** Confidential Treatment Requested

These	Purchase Orders will be submitted by NetApp to Dot Hill at least [...***...] prior to the beginning of each [...***...]. All [...***...] blanket Purchase Orders shall (a) specify the quantities, applicable Total Price, payment terms, and shipping instructions for each of the Products; and (b) refer to and be governed by the terms and conditions of this Agreement. Blanket Purchase Orders shall be updated, as needed, to reflect agreed-upon Price adjustments and agreed Products revision changes (including, but limited to, agreed engineering changes and deviations).

1.7	Confirmation of Purchase Orders. Dot Hill shall confirm its receipt of the blanket Purchase Order by notifying NetApp electronically within [...***...] after the receipt of the Purchase Order. Dot Hill shall be required to accept all Purchase Orders that conform to a mutually agreed forecast. Dot Hill shall notify NetApp of its acceptance or rejection of the blanket Purchase Order by facsimile or electronic mail within [...***...] after its receipt of NetApp’s Purchase Order.

1.8	Kanban Replenishment Process
1.8.1	The “Kanban Replenishment Process” is defined as a [...***...] issued by NetApp or a NetApp DCM to Dot Hill, which is managed by Dot Hill, to request [...***...], as more fully set forth below. [...***...]. In a situation where Dot Hill must make a change in the Kanban Replenishment Process due to a force majeure event that is described in Section 26 of the base terms and conditions of this Agreement, NetApp will not unreasonably withhold, delay or condition such consent provided, however, such change does not result in: (i) an increase to NetApp in cost or any of the time periods for replenishment set forth below for the delivery by Dot Hill of Products, or (ii) a decrease in any of the frequencies set forth below for the delivery by Dot Hill of Products.
1.8.1.1	[...***...].
*** Confidential Treatment Requested

[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
1.8.1.2	[...***...].

[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
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1.8.1.3	[...***...].

[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
1.8.1.4	[...***...].
*** Confidential Treatment Requested

[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
1.8.1.5	NetApp may require [...***...] as needed. If [...***...] are required, then NetApp shall provide notice to Dot Hill by [...***...].
1.8.2	The Kanban replenishment process will be managed within the NetApp or a NetApp DCM manufacturing location and will issue [...***...]. A representative of Dot Hill or a Dot Hill DCM will monitor the process to manage and identify the quantity of [...***...] in order to satisfy the requirements of the Kanban Replenishment Process. The status of the [...***...] by Dot Hill or a Dot Hill DCM in a [...***...].
1.8.3	The average expected Kanban [...***...], however, [...***...].

1.8.4	For [...***...] Kanban needs, NetApp requires Dot Hill to have a [...***...]. The
*** Confidential Treatment Requested

Dot Hill [...***...].

1.8.5	Intentionally left blank.

1.8.6	Dot Hill and NetApp will mutually agree on all [...***...]. All Products must be [...***...] unless otherwise specified by NetApp, and must be [...***...]. (See Attachment 1) Upon each [...***...] back to Dot Hill. Dot Hill is also responsible for [...***...].
1.9	Notification of [...***...]. In the event that Dot Hill is unable to support NetApp’s Kanban Replenishment Process [...***...], then Dot Hill shall notify NetApp or NetApp’s DCM before the [...***...].

1.10	Changes to Purchase Orders. NetApp shall provide notice to Dot Hill of any changes or cancellations to blanket Purchase Orders that NetApp desires. Dot Hill shall notify NetApp of acceptance or rejection of change orders within [...***...] after receipt of NetApp’s notification of change or change order request.

1.11	Notice of [...***...]. Dot Hill shall immediately notify NetApp in writing of any anticipated [...***...] as requested by NetApp, stating the reason [...***...]. If Dot Hill’s anticipated [...***...], then Dot Hill shall, upon NetApp’s request, [...***...].

1.12	Unanticipated Consumption. If the consumption rate for the current month is greater than that described under the [...***...], Dot Hill shall use commercially reasonable efforts to support the greater demand provided, however, that the parties have mutually agreed in advance upon the [...***...].

1.13	Rescheduling. Each party will attempt to identify and notify the other party of any Excess Material, as defined below, [...***...]. For Products whose delivery is rescheduled later than [...***...] from the original anticipated delivery date to NetApp or a NetApp DCM, [...***...], provided these Products were
*** Confidential Treatment Requested

manufactured pursuant to an accepted Purchase Order or manufactured to satisfy NetApp’s upside requirements. On the [...***...], NetApp will take Excess Material or Dot Hill will [...***...] on and after such [...***...] and determined based on the Dot Hill [...***...]. NetApp will use its best efforts to clear Excess Material at [...***...] within a maximum period of [...***...]. If any Excess Material is not cleared within such [...***...] period, a non-cancelable Purchase Order to buy all such Excess Material shall be issued by NetApp to Dot Hill prior to the end of such period. NetApp will [...***...] after the end of such [...***...] period.

1.14	Cancellation of Purchase Orders. Upon cancellation of any Purchase Orders and after the completion by Dot Hill of the agreed upon mitigation efforts in Section 1.4 that are associated with such cancellation, Dot Hill will submit to NetApp a claim for an amount equal to the sum of:
     (1) the amount for [...***...];
     (2) the amount for [...***...]; and
     (3) the amount for [...***...].
NetApp shall not be responsible under this Agreement for any liability incurred by Dot Hill for those units of Products which are not: (i) covered under Purchase Orders accepted by Dot Hill or (ii) manufactured by or for Dot Hill to meet NetApp’s [...***...]. Under no circumstances shall NetApp be liable for [...***...]. Also, NetApp’s liability for [...***...] will be limited to those ordered within agreed lead times that Dot Hill has established and agreed to with third parties for use in the production of Products for intended supply to NetApp. Lead times were previously documented in the Manufacturing Readiness Review conducted by NetApp and Dot Hill on or about April 18, 2007. Upon written request by NetApp, these lead times will be updated from time to time by Dot Hill.

NetApp shall acknowledge in writing Dot Hill’s claim within [...***...] after NetApp’s receipt thereof, and pay Dot Hill on any such claim made under
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this section within [...***...] after NetApp’s receipt thereof. NetApp shall be entitled to audit the details behind any claim that may be made by Dot Hill under this section. If an audit reveals an overpayment by NetApp of any such claim, then Dot Hill will immediately refund or credit such overpayment to NetApp and, if such overpayment is in excess of [...***...] of such claim, reimburse NetApp for the actual costs incurred in the performance of the audit.

1.15	Expiration or Earlier Termination. Upon the expiration or earlier termination of this Agreement, Dot Hill will provide to NetApp a summary of descriptions and quantities of Products, including any FRU’s, available at [...***...] locations which are maintained by or for Dot Hill. Upon written request by NetApp, Dot Hill will perform mitigation efforts for a period of [...***...] by attempting to sell the components Products, including any FRU’s, to other parties at then-current prices available to NetApp under the Agreement outside of units to be retained for Warranty coverage under Section 23 of the Agreement. Upon the expiration of such [...***...] period and the completion of any such requested efforts, Dot Hill will inform NetApp of the amount of units remaining, including any FRUs, at such time and NetApp will issue a non-cancelable Purchase Order to Dot Hill for such units, and will purchase such units at their then-current price for immediate delivery to NetApp.

2.	END OF LIFE NOTIFICATION

2.1	Subject to the provisions of the Agreement, Dot Hill agrees to manufacture and supply to NetApp the Products, and NetApp agrees to procure from Dot Hill the Products, during the term of this Agreement. Dot Hill shall provide NetApp written notification of its intention to assign the Products to an End of Life Status (“Notice of EOL”) at least [...***...] prior to the date upon which said Products shall enter an EOL status. NetApp shall be allowed to place final orders for all Products with Dot Hill [...***...] period. Dot Hill shall honor the final Purchase Orders, notifying its suppliers of the EOL status and managing final component purchases such that pricing for the final Purchase Orders shall be [...***...].

3.	LOGISTICS

3.1	The NetApp logistics requirements for the Product are as follows:
3.1.1	Dot Hill will [...***...] following the Kanban Replenishment Process described in Section 1.8 from the Dot Hill [...***...]. The [...***...] will be managed and owned by Dot Hill or Dot Hill’s DCM.
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3.1.2	Dot Hill will own the Products until the [...***...], which will occur at the time such Products are [...***...].

3.1.3	Unless otherwise agreed in writing by the authorized representatives of NetApp and Dot Hill, all [...***...] costs shall be excluded from the Total Price of each of the Products in Exhibit B. Such costs will be invoiced separately by Dot Hill to NetApp and NetApp DCMs.

3.1.4	NetApp requires an EIA (i.e., Electronics Industry Association) label on all inbound material delivered to NetApp or to NetApp’s designated manufacturing location. All packaging and labeling of Products shall comply to the NetApp Inbound Packaging Specifications. (See provisions in Attachment 1, which is attached below to this Exhibit F)
4.	REVERSE LOGISTICS

4.1	Returned Products. For units of Product returned by NetApp to Dot Hill that do not conform to the warranty provided by Dot Hill to NetApp in Section 23 of the base terms of the Agreement, Dot Hill will perform its warranty responsibilities as described therein, upon Dot Hill’s authorization for the return of by NetApp of such units of Product. Dot Hill’s response to a properly submitted NetApp-submitted request for authorization for the return of Products that do not conform to such warranty shall be made by Dot Hill within [...***...] after Dot Hill’s receipt of any such request. Upon completion of its warranty responsibilities for the repair or replacement of a Product, Dot Hill will return back a Product, freight prepaid, to NetApp.

4.2	Credit and Re-Invoice Process. Solely for the purpose of tracking defective units of Products returned by NetApp to Dot Hill under the warranty provisions in Section 23 of the base terms of the Agreement and the subsequent delivery by Dot Hill of repaired or replacement Products therefore, Dot Hill will: (i) issue a credit to NetApp or the NetApp DCM that acquires such Products upon Dot Hill’s authorization for the return of such units with such authorization not to be unreasonably withheld, delayed or conditioned, and (ii) re-invoice NetApp or the NetApp DCM that acquires such Products in full for the repaired or replacement units of Products delivered by Dot Hill.

4.3	Intentionally left blank.

4.4	Induced Damage to Products. If Dot Hill reasonably determines that a Product which is returned by NetApp to Dot Hill has customer-induced or NetApp production-induced damage arising from or resulting in a non-conformance of Products to the warranty provided by Dot Hill under this Agreement, then Dot Hill will notify NetApp of such matter, and invoice to NetApp the material and labor costs that Dot Hill incurs for out-of-warranty repair for such units of Products.
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4.5	Packaging. Each Product that is authorized for return by Dot Hill will be packaged by NetApp in a mutually agreed manner and returned to Dot Hill [...***...].

4.5	Address Changes. Dot Hill may change, modify or update the address of the [...***...], at any time and from time to time, upon written notice to NetApp provided, however, that the [...***...] of this Exhibit F, Rev. 1 are met.
Attachment 1
[...***...]
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Exhibit H, Rev. 1
[...***...] Plan
1	Overview: This exhibit supersedes and replaces Exhibit H and Exhibit H-1 in their entirety, and contains provisions for payment by NetApp to Dot Hill for [...***...] incurred by Dot Hill (collectively “NRE”).

2	[...***...] Unit Expenses. NetApp shall prospectively compensate Dot Hill for all future project materials and prototype units, as well as expediting fees, for Product units as authorized in the SOW, or as authorized in writing by NetApp.
2.1	[...***...].

2.2	[...***...].

2.3	[...***...].

2.4	Dot Hill will provide a written summary of these expenses to NetApp prior to requesting a purchase order. NetApp shall only be responsible to pay Dot Hill for expenses which are authorized by a NetApp p.o. or otherwise pre-approved in writing by NetApp.

2.5	NetApp will issue p.o.’s to Dot Hill for such authorized expenses pursuant to the payment terms in the base terms and conditions of the Agreement.

2.6	For purposes of this Exhibit, “Project Materials” shall mean materials that are used and consumed in the development of prototype products or product enhancements. Project Materials are neither a capital expense nor a capital asset. Examples are EMI gasket material for RFI testing, plastic for creating bezel designs, first article PCBAs and bare metal.
3	[...***...] Engineering Expenses. NetApp shall compensate Dot Hill for work authorized in the SOW or in writing by NetApp performed by or for Dot Hill based on the total amount of hours spent by Dot Hill’s employees and/or subcontractors in connection with the performance of NRE-related matters, together with any travel, lodging and other incidental travel expenses incurred to perform such work. NetApp shall pay Dot Hill for the performance of such authorized work [...***...] that is spent. Such rate shall be subject to change by Dot Hill on and after [...***...], upon written financial justification, and explanation by Dot Hill, and subject to NetApp approval, which approval will not be unreasonably withheld, delayed or conditioned.
Dot Hill and NetApp CONFIDENTIAL
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1.

NetApp shall also reimburse Dot Hill for all reasonable travel, lodging and incidental expenses, pre-approved by NetApp in writing, incurred to perform such work. After the end of each calendar month, Dot Hill will provide to NetApp a brief description of such work performed, the names of individuals who performed such work, the amount of hours spent and a summary of incurred expenses related to such work, together with an invoice(s) therefore. NetApp will pay Dot Hill on such invoice(s) pursuant to the payment terms in base terms and conditions of the Agreement.
4	Intellectual Property Ownership Rights. The mere payment by NetApp to Dot Hill for any work performed by Dot Hill shall not entitle NetApp to claim any ownership rights in or to any intellectual property rights created by or for Dot Hill. However, nothing contained in this Section 4 shall operate to deprive NetApp or Dot Hill of their respective sole or joint ownership rights with the other in or to any intellectual property rights associated with the Products, as established in the base terms and conditions of this Agreement and the Technology License Agreement.
5 Production Test Equipment and Tooling
5.1	Production Test Equipment and Tooling. NetApp shall reimburse Dot Hill for test equipment and tooling expenditures, which Dot Hill has made prior to the date of execution of the Second Amendment to this Agreement, in order for Dot Hill to make and/or have made Products (collectively, “Capital Outlays”).

Payment. NetApp shall pay to Dot Hill [...***...]. No additional payment shall be due from NetApp for these items in Attachment 1 to this Exhibit H, Rev. 1. This payment shall be due and payable to Dot Hill [...***...] after the date of submission by Dot Hill of an invoice referencing a NetApp p.o. for this amount.

5.2	Future Costs for Production Test Equipment and Tooling. From time to time, [...***...], the parties will review production test equipment and tooling plans for Products covered or to be covered under the Agreement. To this end, [...***...].
Dot Hill and NetApp CONFIDENTIAL
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2.

5.3	Ownership Rights in Production Test Equipment and Tooling. Dot Hill shall retain title and all ownership rights and interests in and to all production test equipment, tooling and/or other fixed equipment acquired by or for Dot Hill and for which NetApp pays any amounts to Dot Hill, except for test equipment, tooling, or other fixed equipment which is owned or leased by NetApp from a party other than Dot Hill and authorized by NetApp for use by Dot Hill All payments made by NetApp under this Section 5 are intended to compensate Dot Hill for amounts expended by Dot Hill to establish a proper production test, and/or manufacturing environment for Dot Hill to make and/or have made Products, and shall not result in the sale or transfer to NetApp of title or any ownership rights and/or interests in or to any production test equipment, tooling or other fixed equipment, or any intellectual property rights therein or related thereto. Upon written request by NetApp and subject to NetApp’s compliance with the terms and conditions of the Agreement, NetApp shall have the right to purchase, after the expiration of the Initial Purchase Period for a Product that is being supplied by Dot Hill to NetApp under the Agreement and subject to Dot Hill’s written approval, units of production test equipment or tooling for such Product which meet all of the following requirements: [...***...].
6	Preproduction Test Equipment and Tooling
6.1	Future Costs for Preproduction Equipment & Tooling. From time to time [...***...] the parties will review preproduction test equipment and tooling plans for Products to be covered under the Agreement. To this end, [...***...]
Dot Hill and NetApp CONFIDENTIAL
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3.

[...***...].

6.2	Ownership rights in Preproduction Test Equipment and Tooling. NetApp shall retain title and all ownership rights and interests in and to all preproduction test equipment, tooling and/or other fixed equipment acquired by NetApp from Dot Hill, except for software developed by Dot Hill, and for which NetApp has paid all amounts due to Dot Hill under this Agreement therefor. NetApp shall retain title and all ownership rights and interests in and to all preproduction test equipment, tooling and/or other fixed equipment acquired by NetApp from sources other than Dot Hill. With the agreement of Dot Hill, NetApp may consign preproduction test equipment and tooling and or other fixed equipment to Dot Hill, and no such consignment shall result in the sale or transfer to Dot Hill of title or any ownership rights and/or interests in or to any such preproduction test equipment, tooling or other fixed equipment.
7	Other Dot Hill Assistance. Upon written request by NetApp, Dot Hill is willing to help assist NetApp in establishing a NetApp DCM to manufacture Products for intended sale to NetApp subject, however, to NetApp’s payment to Dot Hill of all applicable NRE and other charges for the performance of such work and NetApp’s compliance with all of the other terms and conditions of this Agreement. This obligation will exist only through the date of on which a first article of Product is commercially available for sale from a NetApp DCM to NetApp and cover those units of Products for which a NetApp DCM is authorized to manufacture pursuant to the sublicense rights granted by NetApp pursuant to the separate Technology License Agreement between NetApp and Dot Hill. If NetApp chooses to exercise the right to receive manufacturing assistance from Dot Hill as set forth in this Section 7, NetApp will inform Dot Hill in writing thereof prior to such date and, at that time, NetApp and Dot Hill will work together in good faith to develop and prepare a Statement of Work (“SOW”) which defines, among other things, each party’s duties and responsibilities, together with the applicable NRE and other charges that will be due to Dot Hill for such work. Upon execution by the authorized representatives of Dot Hill and NetApp of any such SOW, such SOW shall become part of this Agreement and each party will then be obligated to perform its respective duties and responsibilities in such SOW. Notwithstanding anything to the contrary, Dot Hill shall have no obligation or duty under this Section 7 or any SOW to provide any services for or assistance to support any outbound logistics, delivery, shipment and/or transportation of products which are to be made by any NetApp DCM. Dot Hill shall have no obligation to support the qualification and bringing on line of more than one NetApp DCM(s) to make products on behalf of NetApp. Upon NTAP request, the parties shall discuss in good faith Dot Hill supporting any qualification and bringing on line of a second or more NetApp DCM, on a time and materials
Dot Hill and NetApp CONFIDENTIAL
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4.

basis. Notwithstanding the foregoing, NetApp may, at its option, qualify and bring on line one or more NetApp DCMs without Dot Hill support.
Dot Hill and NetApp CONFIDENTIAL

5.

EXHIBIT H, REV. 1
Attachment 1
[...***...]
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Exhibit J, Rev. 1
Requirements Obligations
1. Initial Purchase Period for Products. For the SAS and SATA products in the table below, NetApp hereby agrees that, except as otherwise permitted under Section 4 of this Exhibit J, Rev. 1, NetApp shall purchase, directly and/or indirectly, during the period in the right-hand column of the table below corresponding to such Products, [...***...] for such Products [...***...] from Dot Hill [...***...] and shall have Dot Hill manufacture or have manufactured such Products for intended supply to NetApp or NetApp DCMs (for each of the Products set forth below, each such period set forth below will be referred to as an “Initial Purchase Period” for such Products).

For the products in the left-hand
column, the Initial Purchase
Description of Products	Period set forth below
[...***...]	Period beginning on [...***...] and ending on [...***...]
For the avoidance of doubt, NetApp hereby acknowledges and agrees that, except as otherwise permitted under Section 4 of this Exhibit J, Rev. 1, (i) neither NetApp nor any of its Affiliates shall [...***...] (determined regardless of whether such SAS or SATA products have [...***...] during their applicable Initial Purchase Period set forth above, and (ii) NetApp shall purchase, directly or indirectly, for NetApp and NetApp’s Affiliates all such SAS and SATA products under this Agreement and [...***...].
2. Termination of Initial Purchase Period. Notwithstanding anything to the contrary in Section 1 of this Exhibit J, Rev. 1 in the event that a Trigger Event that applies to the Products listed in the table in Section 1 of this Exhibit J, Rev. 1 occurs, then the Initial Purchase Period for such Products shall terminate on the date on which such condition occurs.
3. Obligations after Initial Purchase Period for Products. Following the Initial Purchase Period for the Products, and provided that a Trigger Event that applies to the Products listed in the table in Section 1 of this Exhibit J, Rev. 1 has not occurred, then the following vendor schedule will apply for such Products:
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1.

     (i) During the period beginning on [...***...] and ending on [...***...] (the “[...***...] Period”), NetApp will purchase, directly or indirectly, from Dot Hill, and Dot Hill shall be granted, [...***...] of the monthly supply demand of NetApp for Products falling within the Product category described in the table in Section 1 above; and
     (ii) During the period beginning on [...***...] and ending on [...***...] (the “[...***...] Period”), NetApp will purchase, directly or indirectly, from Dot Hill, and Dot Hill shall be granted, [...***...] of the monthly supply demand of NetApp for Products falling within the Product category described in the table in Section 1 above.
After [...***...], NetApp will be [...***...].
4. Relief from Requirements Obligations
     a. Technology License Agreement. Dot Hill and NetApp plan to enter into a separate Technology License Agreement (“TLA”) that, subject to NetApp’s compliance with the provisions of this Agreement and the TLA, will provide to NetApp certain license rights under Dot Hill IPR to permit NetApp to use certain Dot Hill Technology for the [...***...] products and derivative products thereof to make and/or have made various products.
     b. Second Source Purchases. Dot Hill and NetApp acknowledge and agree that, notwithstanding the provisions of Sections 1 and 3 of this Exhibit J, Rev. 1 during each calendar month in (a) the Initial Purchase Period for the Products in the table in Section 1 above, (b) the [...***...] Period and (c) the [...***...] Period (collectively, the “Time Commitment Period”), NetApp may choose to purchase from any NetApp DCM (an “Alternate Source”) and sell during such calendar month a total aggregate amount of [...***...] in Sections 1 and 3 of this Exhibit J, Rev. 1 which pertain to NetApp’s [...***...] for Products (the “Royalty Base”) without violating such requirements obligations provided, however, that all of the following conditions are met:
          (i) NetApp is not in material breach of this Agreement or the TLA;
          (ii) All units of Products falling within the Product category described in the table in Section 1 above and which are purchased from an Alternate Source will incorporate or make use of [...***...] pursuant to provisions of the TLA; and
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          (iii) NetApp has provided to Dot Hill at least [...***...] written notice prior to NetApp’s actual use of an Alternate Source to make Products falling within the Product category described in the table in Section 1 above.
For the avoidance of doubt, the Royalty Base for which relief may be provided to NetApp under this Section 4(b) with respect to NetApp’s required fulfillment of its monthly requirements obligations for Products in Sections 1 and 3 of this Exhibit J, Rev. 1 shall be computed and determined in a manner set forth in the table below:

			Maximum	Maximum
	Period of	Requirement]	Available	Royalty
Description	Time	Obligations	Relief	Base
Initial Purchase Period — SAS & SATA products	[...***...]	[...***...]	[...***...]	[...***...]
[...***...] Period	[...***...]	[...***...]	[...***...]	[...***...]
[...***...] Period	[...***...]	[...***...]	[...***...]	[...***...]
Also, it is hereby acknowledged that, during each calendar month occurring within the [...***...] Period and the [...***...] Period, the [...***...].
     c. Communication of Information to Dot Hill. To ensure there is a smooth migration to an Alternate Source, NetApp will provide to Dot Hill all relevant details and other information relating to NetApp’s planned purchase of units that will be within the Royalty Base. The requirements for such details and other information will be set forth in the TLA. NetApp shall also [...***...].
     d. No Effect on Other Provisions of Agreement. Notwithstanding anything to the contrary, the provisions in this Section 4 shall not affect, diminish or reduce any liabilities or obligations that NetApp or any NetApp DCM has to Dot Hill under other provisions of this Agreement, including any exhibits thereto, as to (i) the procurement of any products based on the purchase orders that are submitted to Dot Hill, (ii) products produced to satisfy NetApp’s [...***...] and/or (iii) any cancellation or other charges due to Dot Hill which are based on other provisions of the Agreement.
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5. Derivative Products. Notwithstanding anything to the contrary, derivative products incorporating Dot Hill Technology and which contain a [...***...]. For the avoidance of doubt, except as otherwise permitted under Section 4(b) above, during the Time Commitment Period NetApp shall [...***...] and shall [...***...]. For the purpose of the interpretation and construction of this Section 5, the term “derivative products” when used in this Section 5 shall mean [...***...].
[Remainder of Page Intentionally Left Blank]
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4.

Exhibit N, Rev. 2
List of NetApp Designated Technology

What	Comment
[...***...]	[...***...]
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Document No. 1-P-0028
Edition A
EXHIBIT P, REV. 1
Business Continuance Plan
[...***...]
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